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                                                                     EXHIBIT 5.1

          [LETTERHEAD OF ALLEN, MATKINS, LECK, GAMBLE & MALLORY LLP]


                               October 25, 1996

Javelin Systems, Inc.
2882C Walnut Avenue
Tustin, CA 92780


Gentlemen:

          At your request, we have examined the Registration Statement on Form SB-2 filed by you (File No. 333-11217), Amendment No. 1 thereto filed by you, and the form of Amendment No. 2 thereto to be filed by you, with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 961,250 shares, including 111,250 shares subject to the underwriters' over-allotment option (the "Company's Shares"), of Common Stock, $.01 par value, of Javelin Systems, Inc., a Delaware corporation (the "Company"), and up to 16,250 shares, all of which are subject to the underwriters' over-allotment option (the "Selling Stockholders' Shares"), of Common Stock, $.01 par value, of the Company which are presently outstanding and held by certain of your existing stockholders. The Registration Statement as amended by Amendment No. 1 and Amendment No. 2 is hereinafter referred to as the "Registration Statement."

          We are familiar with the proceedings taken by you, and with the additional proceedings proposed to be taken by you, in connection with the authorization and proposed issuance and sale of the Company's Shares. We are also familiar with the proceedings taken by you in connection with the authorization and issuance of the Selling Stockholders' Shares. Based upon the foregoing, we are of the opinion that under Delaware law, subject to the additional proceedings being duly taken and completed by you as now contemplated by us as your counsel prior to the issuance of the Company's Shares, upon the issuance and sale of the Company's Shares in the manner contemplated by the Registration Statement, the Company's Shares will be legally issued, fully paid and non-assessable securities of the Company. We are further of the opinion that under Delaware law the Selling Stockholders' Shares are legally issued, fully paid and non-assessable securities of the Company.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus incorporated therein under the caption "Legal Matters."



                                 Very truly yours,


                                 ALLEN, MATKINS, LECK, GAMBLE & MALLORY LLP, a Limited Liability Partnership including Professional Corporations


                                 By:  /s/ JEREMY D. GLASER
                                    ----------------------
                                    Jeremy D. Glaser

JDG/dhm